Exhibit 99.1

      Freescale Semiconductor Announces Third Quarter 2007 Results

    AUSTIN, Texas--(BUSINESS WIRE)--Oct. 23, 2007--Freescale
Semiconductor Holdings I, Ltd. today announced financial results for the third quarter ended September 28, 2007.

    Highlights for the quarter include:

    --  Net sales of $1.45 billion;

    --  Adjusted EBITDA of $396 million;

    -- Cash, cash equivalents and short-term investments of $772 million.

    A description of Adjusted EBITDA and the reconciliations to our GAAP results are included in this press release and the accompanying tables.

    Net Sales

    Net sales for the third quarter of 2007 were $1.45 billion, compared to $1.62 billion in the third quarter of 2006. "Third quarter financial results improved sequentially and we generated strong cash flow," said Michel Mayer, chairman and CEO. "The sequential improvement was due primarily to higher wireless revenues."

    Operating Highlights

    Operating earnings, net earnings and Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) include non-cash purchase accounting expenses related to the company's acquisition by a private equity consortium in December 2006.

    The company believes that providing operating earnings and EBITDA exclusive of these expenses is a more meaningful representation of the company's ongoing financial performance. Including the aforementioned expenses, the operating and net losses for the third quarter of 2007 were $202 million and $261 million, respectively.

    Excluding the aforementioned expenses, operating earnings were $195 million and EBITDA was $353 million. This compares to operating earnings of $270 million and EBITDA of $435 million in the third quarter of 2006.

    The company also uses Adjusted EBITDA to measure compliance with certain of its debt covenants. Adjusted EBITDA for the third quarter of 2007 was $396 million. Adjusted EBITDA for the 12 months ended
September 28, 2007 was $1.57 billion.

    A table describing EBITDA and Adjusted EBITDA and reconciling net income to these measures is included in this press release.

    Segment Results

    The Transportation and Standard Products segment reported net sales of $653 million in the third quarter of 2007, compared to $682 million in the third quarter of 2006. EBITDA for the third quarter was $177 million, or 27% of net sales.

    The Networking and Computing Systems segment reported net sales of $315 million in the third quarter of 2007, compared to $369 million in the third quarter of 2006. EBITDA for the third quarter was $103 million, or 33% of net sales.

    The Wireless and Mobile Solutions segment reported net sales of $468 million in the third quarter of 2007, compared to $540 million in the third quarter of 2006. EBITDA for the third quarter was $71 million, or 15% of net sales.

    Liquidity Highlights

    Cash, cash equivalents and short-term investments were $772 million on September 28, 2007, compared to $541 million at the second quarter ending June 29, 2007. Capital expenditures were $73 million or 5% of net sales for the third quarter of 2007.

    Conference Call and Webcast

    Freescale's quarterly earnings call is scheduled to begin at 4 p.m. Central Daylight Time (USA) on October 23, 2007. The company will offer a live webcast of the conference call over the Internet at www.freescale.com/investor.

    Caution Regarding Forward-looking Statements

    This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, revenues, earnings, cash flows, capital expenditures, working capital and other financial items. These statements also relate to our business strategy, goals and expectations concerning our market position, future operations, margins, profitability, liquidity and capital resources. We have used the words "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "will" and similar terms and phrases to identify forward-looking statements in this release.

    Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct.

    Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors, which are described in greater detail under "Risk Factors" in our Registration Statement on Form S-4/A filed with the SEC on June 22, 2007. All future written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the previous statements. We undertake no obligation to update any information contained herein or to publicly release the results of any revisions to any forward-looking statements that may be made to reflect events or circumstances that occur, or that we become aware of, after the date of this release.

    About Freescale Semiconductor

    Freescale Semiconductor is a global leader in the design and manufacture of embedded semiconductors for the automotive, consumer, industrial, networking and wireless markets. The privately held company is based in Austin, Texas, and has design, research and development, manufacturing or sales operations in more than 30 countries. Freescale is one of the world's largest semiconductor companies with 2006 sales of $6.4 billion (USD). www.freescale.com

    Freescale(TM) and the Freescale logo are trademarks of Freescale Semiconductor, Inc. All other product or service names are the property of their respective owners. (C) Freescale Semiconductor, Inc. 2007.



               Freescale Semiconductor Holdings I, Ltd.
                Consolidated Statements of Operations
                             (Unaudited)

                         -------------- --------------- --------------
                                   Successor             Predecessor
                         ------------------------------ --------------
                         Three months                   Three months
                             ended       Three months       ended
                          September 28,  ended June 29,  September 29,
(in millions)                 2007            2007           2006
------------------------ -------------- --------------- --------------

Net sales                        $1,446          $1,376         $1,619
Cost of sales                       869             809            873
                         -------------- --------------- --------------
Gross margin                        577             567            746
Selling, general and
 administrative                     163             165            181
Research and development            270             286            295
Amortization expense for
 acquired intangible
 assets                             346             346              3
Reorganization of
 businesses and other                 -              38            (5)
Merger expenses                       -               -              7
                         -------------- --------------- --------------
Operating (loss)
 earnings                         (202)           (268)            265

Other (expense) income,
 net                              (194)           (188)              2
                         -------------- --------------- --------------
(Loss) earnings before
 income taxes                     (396)           (456)            267
Income tax (benefit)
 expense                          (135)           (168)             10
                         -------------- --------------- --------------
Net (loss) earnings              $(261)          $(288)           $257
                         ============== =============== ==============




               Freescale Semiconductor Holdings I, Ltd.
                Consolidated Statements of Operations
                             (Unaudited)

                                       --------------- ---------------
                                          Successor      Predecessor
                                       --------------- ---------------
                                        Nine months     Nine months
                                            ended           ended
                                        September 28,   September 29,
(in millions)                                2007            2006
-------------------------------------- --------------- ---------------

Net sales                                       $4,183          $4,744
Cost of sales                                    2,895           2,572
                                       --------------- ---------------
Gross margin                                     1,288           2,172
Selling, general and administrative                488             553
Research and development                           846             885
Amortization expense for acquired
 intangible assets                               1,037               9
Reorganization of businesses and other              38             (5)
Merger expenses                                      3               7
                                       --------------- ---------------
Operating (loss) earnings                      (1,124)             723

Other (expense) income, net                      (580)              19
                                       --------------- ---------------
(Loss) earnings before income taxes
 and cumulative effect of accounting
 change                                        (1,704)             742
Income tax (benefit) expense                     (616)              20
                                       --------------- ---------------
(Loss) earnings before cumulative
 effect of accounting change                   (1,088)             722
Cumulative effect of accounting
 change, net of income tax expense                   -               7
                                       --------------- ---------------
Net (loss) earnings                           $(1,088)            $729
                                       =============== ===============




               Freescale Semiconductor Holdings I, Ltd.
                 Reconciliation of Non-GAAP Measures
                             (Unaudited)

                   -------------------------------- ------------------
                              Successor                Predecessor
                   -------------------------------- ------------------
                      Three months    Three months     Three months
                          ended           ended           ended
(in millions)      September 28, 2007 June 29, 2007 September 29, 2006
------------------ ------------------ ------------- ------------------

Adjusted gross
 margin                          $623          $605               $746
  Incremental
   depreciation
   and
   amortization
   expense                         46            38                  -
                   ------------------ ------------- ------------------
Gross margin                     $577          $567               $746
                   ================== ============= ==================


Adjusted operating
 earnings                        $195          $159               $270
  Incremental
   depreciation
   and
   amortization
   expense                         51            43                  -
  Amortization
   expense for
   acquired
   intangible
   assets                         346           346                  3
  Reorganization
   of businesses
   and other                        -            38                (5)
  Merger expenses                   -             -                  7
                   ------------------ ------------- ------------------
Operating (loss)
 earnings                      $(202)        $(268)               $265
                   ================== ============= ==================


Adjusted gross margin and adjusted operating earnings represent gross margin and operating (loss) earnings adjusted for the following as necessary: incremental depreciation expense for property, plant and equipment fair value step-up and associated with reduction in lives of certain manufacturing assets, amortization of acquired intangible assets, reorganization of businesses and other charges, and merger expenses. Adjusted gross margin and adjusted operating earnings are not recognized terms under generally accepted accounting principles
 (GAAP). Adjusted gross margin and adjusted operating earnings do not represent gross margin or operating (loss) earnings, as those terms are defined under GAAP, and should not be considered as alternatives to gross margin or operating (loss) earnings as an indicator of our operating performance. We have included information concerning adjusted gross margin and adjusted operating earnings because we use such information when evaluating gross margin and operating (loss) earnings to better evaluate the underlying performance of the Company. Adjusted gross margin and adjusted operating earnings as presented herein are not necessarily comparable to similarly titled measures.




               Freescale Semiconductor Holdings I, Ltd.
                 Reconciliation of Non-GAAP Measures
                             (Unaudited)

                                         -------------- --------------
                                           Successor     Predecessor
                                         -------------- --------------
                                          Nine months    Nine months
                                             ended          ended
                                          September 28,  September 29,
(in millions)                                 2007           2006
---------------------------------------- -------------- --------------

Adjusted gross margin                            $1,822         $2,172
  Inventory step-up recognition                     416              -
  Incremental depreciation and
   amortization expense                             118              -
                                         -------------- --------------
Gross margin                                     $1,288         $2,172
                                         ============== ==============


Adjusted operating earnings                        $503           $734
  Inventory step-up recognition                     416              -
  Incremental depreciation and
   amortization expense                             133              -
  Amortization expense for acquired
   intangible assets                              1,037              9
  Reorganization of businesses and other             38            (5)
  Merger expenses                                     3              7
                                         -------------- --------------

Operating (loss) earnings                      $(1,124)           $723
                                         ============== ==============


Adjusted gross margin and adjusted operating earnings represent gross margin and operating (loss) earnings adjusted for the following as necessary: inventory fair value step-up recognition, incremental depreciation expense for property, plant and equipment fair value step-up and associated with reduction in lives of certain manufacturing assets, amortization of acquired intangible assets, reorganization of businesses and other charges, and merger expenses. Adjusted gross margin and adjusted operating earnings are not recognized terms under generally accepted accounting principles
 (GAAP). Adjusted gross margin and adjusted operating earnings do not represent gross margin or operating (loss) earnings, as those terms are defined under GAAP, and should not be considered as alternatives to gross margin or operating (loss) earnings as an indicator of our operating performance. We have included information concerning adjusted gross margin and adjusted operating earnings because we use such information when evaluating gross margin and operating (loss) earnings to better evaluate the underlying performance of the Company. Adjusted gross margin and adjusted operating earnings as presented herein are not necessarily comparable to similarly titled measures.




               Freescale Semiconductor Holdings I, Ltd.
              Condensed Consolidated Segment Information
                             (Unaudited)

(in millions)                             Three Months Ended
                                 -------------------------------------

                                 September 28, June 29,  September 29,
                                     2007        2007        2006
                                 ------------- --------- -------------

Net sales:
Transportation and Standard
 Products                                 $653      $684          $682
Networking and Computing Systems           315       328           369
Wireless and Mobile Solutions              468       353           540
Other                                       10        11            28
                                 ------------- --------- -------------
       Segment totals                   $1,446    $1,376        $1,619
                                 ------------- --------- -------------

EBITDA:
Transportation and Standard
 Products                                 $177      $185          $207
Networking and Computing Systems           103       104           134
Wireless and Mobile Solutions               71        29            91
Other                                        2      (45)           (4)
                                 ------------- --------- -------------
       Segment totals                     $353      $273          $428
                                 ------------- --------- -------------




               Freescale Semiconductor Holdings I, Ltd.
Segment EBITDA Excluding the Effects of Purchase Accounting and Other
                                 Items
                            Non-GAAP Basis
                             (Unaudited)

(in millions)                                Three Months Ended
                                      --------------------------------

                                      September  June     September
                                         28,      29,        29,
                                        2007     2007       2006
                                      ---------  -----    ---------

Transportation and Standard Products       $177   $185         $207
Networking and Computing Systems            103    104          134
Wireless and Mobile Solutions                71     29           91
Other                                         2    (7)(a)         3(b)
                                      ---------  -----    ---------
       Segment totals                      $353   $311         $435
                                      ---------  -----    ---------

(a) Adjustment reflects add back of $38 million related to reorganization expenses.

(b) Adjustment reflects add back of $7 million related to transaction expenses arising from the merger.




               Freescale Semiconductor Holdings I, Ltd.
              Condensed Consolidated Segment Information
                             (Unaudited)

(in millions)                                   Nine Months Ended
                                           ---------------------------
                                           September 28, September 29,
                                               2007          2006
                                           ------------- -------------

Net sales:
Transportation and Standard Products              $2,002        $2,032
Networking and Computing Systems                     963         1,090
Wireless and Mobile Solutions                      1,185         1,560
Other                                                 33            62
                                           ------------- -------------
       Segment totals                             $4,183        $4,744
                                           ------------- -------------

EBITDA:
Transportation and Standard Products                $354          $601
Networking and Computing Systems                     119           383
Wireless and Mobile Solutions                         76           272
Other                                               (42)          (44)
                                           ------------- -------------
       Segment totals                               $507        $1,212
                                           ------------- -------------




               Freescale Semiconductor Holdings I, Ltd.
Segment EBITDA Excluding the Effects of Purchase Accounting and Other
                                 Items
                            Non-GAAP Basis
                             (Unaudited)

(in millions)                                    Nine Months Ended
                                             -------------------------
                                             September    September
                                                28,          29,
                                               2007         2006
                                             ---------    ---------

Transportation and Standard Products              $540(a)      $601
Networking and Computing Systems                   297(b)       383
Wireless and Mobile Solutions                      128(c)       272
Other                                              (1)(d)      (37)(e)
                                             ---------    ---------
       Segment totals                             $964       $1,219
                                             ---------    ---------

(a) Adjustment reflects add back of $186 million from incremental expense related to the recognition of the step-up of inventory to fair value at the merger date.

(b) Adjustment reflects add back of $178 million from incremental expense related to the recognition of the step-up of inventory to fair value at the merger date.

(c) Adjustment reflects add back of $52 million from incremental expense related to the recognition of the step-up of inventory to fair value at the merger date.

(d) Adjustment reflects add back of $3 million related to transaction expenses arising from the merger and $38 million related to reorganization expenses.

(e) Adjustment reflects add back of $7 million related to transaction expenses arising from the merger.




               Freescale Semiconductor Holdings I, Ltd.
                           Adjusted EBITDA
                             (Unaudited)

Provided below is a reconciliation of net loss to EBITDA to Adjusted EBITDA:

                                               ---------- ------------
                                                 Three      Twelve
                                                 months      months
                                                 ended       ended
                                                September  September
(in millions)                                   28, 2007    28, 2007
                                               ---------- ------------

Net (loss)                                         $(261)     $(3,811)
Interest expense, net                                 196          630
Income tax (benefit)                                (135)        (744)
Depreciation and amortization (a)                     553        1,911
                                               ---------- ------------
EBITDA                                                353      (2,014)
Non-cash stock-based employee compensation (1)         11          357
Other non-cash charges (2)                              -        2,820
Non-recurring/one-time items (3)                        5          255
Cost savings (4)                                        6           54
Other defined terms (5)                                21           98
                                               ---------- ------------
Adjusted EBITDA                                      $396       $1,570
                                               ========== ============

(a) Excludes amortization of debt issuance costs, which are included in interest expense, net.

(1) Reflects non-cash stock-based employee compensation expense under the provisions of SFAS No. 123(R), Share-based Payments.

(2) Reflects the non-cash charges related to purchase accounting adjustments for in-process research and development, inventory and other non-cash items.

(3) Reflects costs associated with Predecessor debt extinguishment, one-time Merger expenses and our reorganization of business program.

(4) Reflects cost savings that we expect to achieve from certain initiatives where actions have begun or have already been completed.

(5) Reflects other adjustments required in calculating our debt covenant compliance.

Adjusted earnings before cumulative effect of accounting change, interest, taxes, depreciation and amortization (EBITDA) is a non-U.S. GAAP measure used to determine our compliance with certain covenants contained in the Credit Facilities and the indentures governing the Senior Notes and Senior Subordinated Notes. Adjusted EBITDA is defined as EBITDA adjusted to add back certain non-cash, non-recurring and other items that are included in EBITDA and/or net income (loss), as required by various covenants in the indentures and the Credit Facilities. We believe that the presentation of Adjusted EBITDA for the twelve months ended September 28, 2007 is appropriate to provide additional information to investors to demonstrate compliance with our financing covenants. Our ability to engage in activities such as incurring additional indebtedness, making investments and paying dividends is tied to ratios based on Adjusted EBITDA.

Adjusted EBITDA does not represent, and should not be considered an alternative to, net income (loss), operating income (loss), or cash flow from operations as those terms are defined by U.S. GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. While Adjusted EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements by other companies, our use of Adjusted EBITDA is not necessarily comparable to such other similarly titled captions of other companies. The definition of Adjusted EBITDA in the indentures and the Credit Facilities allows us to add back certain charges that are deducted in calculating EBITDA and/or net income (loss). However, some of these expenses may recur, vary greatly and are difficult to predict. Further, our debt instruments required that Adjusted EBITDA be calculated for the most recent four fiscal quarters. As a result, the measure can be disproportionately affected by a particularly strong or weak quarter. Further, it may not be comparable to the measure for any subsequent four-quarter period or any complete fiscal year.




               Freescale Semiconductor Holdings I, Ltd.
                Condensed Consolidated Balance Sheets
                            (in millions)


                                      ------------------ -------------
                                      September 28, 2007 December 31,
                                          (unaudited)         2006
                                      ------------------ -------------
ASSETS
Cash and cash equivalents                           $272          $177
Short-term investments                               500           533
Accounts receivable, net                             500           635
Inventory                                            846         1,188
Other current assets                                 356           317
                                      ------------------ -------------
     Total current assets                          2,474         2,850

Property, plant and equipment, net                 2,929         3,232
Goodwill                                           5,317         5,313
Intangible assets, net                             4,639         5,654
Other assets, net                                    567           690
                                      ------------------ -------------
     Total assets                                $15,926       $17,739
                                      ================== =============

LIABILITIES AND STOCKHOLDER'S EQUITY
Notes payable and current portion of
 long-term debt and capital lease
 obligations                                         $94           $85
Accounts payable                                     418           558
Accrued liabilities and other                        743           716
                                      ------------------ -------------
     Total current liabilities                     1,255         1,359

Long-term debt                                     9,389         9,415
Deferred tax liabilities                           1,197         1,858
Other liabilities                                    411           390

Stockholder's equity                               3,674         4,717
                                      ------------------ -------------
       Total liabilities and
        stockholder's equity                     $15,926       $17,739
                                      ================== =============

    CONTACT: Freescale Semiconductor
             Investors:
             Mitch Haws, 512-895-2454
             mitch.haws@freescale.com
             or
             Media:
             Robert Hatley, 512-996-5134
             robert.hatley@freescale.com